Exhibit 1.1

SK hynix Inc.

[●] Shares of Common Stock

represented by [●] American Depositary Shares

Underwriting Agreement

New York, New York

[●], 2026

BofA Securities, Inc.

Citigroup Global Markets Inc.

Goldman Sachs (Asia) L.L.C.

J.P. Morgan Securities LLC

As Representatives of the several Underwriters,

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Goldman Sachs (Asia) L.L.C.

68th Floor, Cheung Kong Center

2 Queens Road, Central, Hong Kong

c/o J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

Ladies and Gentlemen:

SK hynix Inc., a joint stock company (chusik-hoesa in Korean) incorporated under the laws of the Republic of Korea (“Korea”) (the “Company”), proposes to sell to the several underwriters named in SCHEDULE I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, [●] common shares, par value KRW 5,000 per share (the “Common Shares”) of the Company in the form of American Depositary Shares (“ADSs”), each ADS representing one-tenth (1/10) of a Common Share (said ADSs to be sold by the Company being hereinafter called the “Securities”). The Common Shares of the Company represented by the Securities are hereinafter referred to as the “Underlying Shares.” To the extent there are no additional Underwriters listed on SCHEDULE I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

The ADSs will be evidenced by American Depositary Receipts (“ADRs”) issued pursuant to a Deposit Agreement to be dated on or about [●], 2026 (the “Deposit Agreement”) among the Company, Citibank, N.A., as depositary (the “Depositary”), and the owners and holders from time to time of the ADRs issued by the Depositary evidencing the ADSs under the Deposit Agreement.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Underwriting Agreement (this “Agreement”) has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form F-1 (No. 333-296987), including the related preliminary prospectus or prospectuses, covering the registration of the sale of the Underlying Shares and Securities under the U.S. Securities Act of 1933, as amended (the “Securities Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the SEC under the Securities Act and Rule 424(b) (“Rule 424(b)”) of the Securities Act. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A(b) is herein called the “Rule 430A Information.” Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the Securities Act is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each prospectus used prior to the effectiveness of the Registration Statement, and any prospectus included in the Registration Statement at the time of its effectiveness that omitted the Rule 430A Information, is herein called the “Preliminary Prospectus.” The final prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, is herein called the “Prospectus.” The “Execution Time” means the time that this Agreement is executed and delivered by the parties hereto. The “Effective Date” means each date and time that the Registration Statement, any post-effective amendment or amendments thereto or any Rule 462(b) Registration Statement became or becomes effective.

The Company and the Depositary have also jointly filed with the SEC a registration statement on Form F-6 (File No. 333-297185), including a prospectus (the “Registration Statement on Form F-6”), for the registration under the Securities Act of the ADSs evidenced by ADRs, have filed such amendments thereto and such amended prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The Registration Statement on Form F-6, as amended at the time it becomes effective (including by the filing of any post-effective amendments thereto), and the prospectus included therein, as then amended, is hereinafter called the “ADR Registration Statement” and the “ADR Prospectus,” respectively.

As used in this Agreement, the “Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities, (ii) any issuer free writing prospectus, as defined in Rule 433 under the Securities Act (an “Issuer Free Writing Prospectus”), identified in SCHEDULE II hereto, and (iii) any other free writing prospectus, as defined in Rule 405 under the Securities Act (a “Free Writing Prospectus”), that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. The Company has made available a “bona fide electronic road show,” as defined in Rule 433, in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter on the date hereof, and as of the Closing Date, that:

(a) The Company has prepared and filed with the SEC a registration statement (File No. 333-296987) on Form F-1, including the related Preliminary Prospectus, for the registration of the offering and sale of the Securities under the Securities Act. The Company and the Depositary have also jointly filed with the SEC a registration statement on Form F-6 (File No. 333-297185), including a prospectus, for the registration under the Securities Act of the ADSs evidenced by ADRs. Such Registration Statement and ADR Registration Statement, including any amendments thereto filed prior to the Execution Time, have become effective. The Company may have filed one or more amendments thereto, including a related Preliminary Prospectus, each of which has previously been furnished to you. The Company will file with the SEC a final prospectus relating to the Securities in accordance with Rule 424(b) after the Execution Time. As filed, such final prospectus shall contain all information required by the Securities Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. No stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A of the Act are pending before or, to the Company’s knowledge, threatened by the SEC. The Securities have been or will be duly registered under the Securities Act pursuant to the Registration Statement.

(b) On the Effective Date, the Registration Statement and the ADR Registration Statement did, and when the Prospectus and the ADR Prospectus are first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Prospectus and the ADR Prospectus, as amended or supplemented, if applicable, will comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder; on the Effective Date, at the Execution Time and on the Closing Date, the Registration Statement and the ADR Registration Statement did not and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus and the ADR Prospectus, as amended or supplemented, if applicable, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, the ADR Registration Statement, the Prospectus or the ADR Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement, the ADR Registration Statement, the Prospectus or the ADR Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information as defined in Section 8(b) hereof.

(c) The Company has prepared and filed with the Financial Services Commission of Korea (the “FSC”) a securities registration statement and prospectus in the Korean language, in accordance with the Financial Investment Services and Capital Markets Act of Korea (the “FSCMA”). Such securities registration statement, on the date it initially becomes effective, as amended, shall be referred to herein as the “K-SRS” and such prospectus, filed on the date the K-SRS initially becomes effective, as amended, shall be referred to herein as the “K-Prospectus.” The K-SRS and K-Prospectus shall contain all information required by the FSC and shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(d) (i) As of the Execution Time, the Disclosure Package and (ii) each electronic road show and Written Testing-the-Waters Communication (as defined below), when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the Underwriter Information.

(e) (i) At the time of filing the Registration Statement and any post-effective amendment thereto and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act (“Rule 405”)), without taking account of any determination by the SEC pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f) The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on SCHEDULE III hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Disclosure Package, complied in all material respects with the Securities Act, and when taken together with the Disclosure Package as of the Execution Time, did not, and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus, including any document incorporated by reference therein that has not been superseded or modified. The preceding sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the Underwriter Information. If at any time following issuance of an Issuer Free Writing Prospectus or making of a Written Testing-the-Waters Communication, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication, as applicable, conflicted or would conflict with the information then contained in the Registration Statement, the Disclosure Package or the Prospectus or as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication, as applicable, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication, as applicable, to eliminate or correct such conflict, untrue statement or omission. Except for the Issuer Free Writing Prospectuses, if any, identified in Schedule II, and electronic road shows, if any, furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the prior written consent of the Representatives, prepare, use or refer to, any free writing prospectus. The Company has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the SEC any electronic road show.

(h) Each of the Company and its Significant Subsidiaries (as defined below) has been duly incorporated and is validly existing as a corporation in good standing (if such a “good standing” concept exists in the relevant jurisdiction) under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation, where such qualification is necessary, and is in good standing (except as aforesaid) under the laws of each jurisdiction which requires such qualification, except for such failure to be duly qualified and in good standing that could not reasonably be expected, singly or in the aggregate, to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business, properties or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”). “Significant Subsidiary” means any subsidiary of the Company or any group of subsidiaries of the Company that, taken together, would be a “significant subsidiary” using the conditions specified in the definition of significant subsidiary in Article 1, Rule 1-02(w) of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

(i) There is no franchise, contract or other document of a character required to be described in the Registration Statement, ADR Registration Statement, the Disclosure Package or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Disclosure Package contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Disclosure Package and the Prospectus under the heading “Certain Tax Considerations,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(j) Each of this Agreement and the Deposit Agreement has been duly authorized, executed and delivered by the Company.

(k) Assuming due and authorized issuance by the Depositary of the ADRs evidencing the Securities against deposit of the Underlying Shares in respect thereof in accordance with the Deposit Agreement and payment by the Underwriters for the Securities evidenced thereby in accordance with this Agreement, such Securities evidenced by such ADRs will be duly and validly issued, and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement conforms, and the ADRs will conform, in all material respects, to the descriptions thereof in the Registration Statement, the ADR Registration Statement, the Disclosure Package, the Prospectus and the ADR Prospectus. The statements in the Registration Statement, the Disclosure Package and the Prospectus under the heading “Description of Articles of Incorporation and Capital Stock” fairly summarize the matters therein described in all material respects.

(l) The Underlying Shares to be issued and sold by the Company and all other issued and outstanding shares in the share capital of the Company have been duly and validly authorized by the Company and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued pursuant to the laws of Korea, fully paid and non-assessable and will conform, in all material respects, to the description of the Common Shares contained in each of the Registration Statement, ADR Registration Statement, the Disclosure Package, the Prospectus and the ADR Prospectus; and the issuance of the Underlying Shares is not subject to any preemptive or similar rights. There are no restrictions on transfers of the Underlying Shares or the Common Shares under the laws of Korea or the United States, as the case may be; the Underlying Shares may be freely deposited by the Company with the Depositary or its nominee against issuance of ADRs evidencing the Securities as contemplated by the Deposit Agreement. No holder of any ADRs after the consummation of the transactions contemplated by this Agreement or the Deposit Agreement is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding any such ADRs.

(m) The Company has an authorized capitalization as set forth in the Registration Statement, the Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except as would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect.

(n) The Company is not, and immediately after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described, and in the manner contemplated herein and in the Disclosure Package and the Prospectus, will not be required to register under the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”) as an “investment company,” as such term is defined in the Investment Company Act.

(o) No consent, approval, authorization, registration, filing with or order of any court or governmental agency or body is required in connection with the issuance and sale of the Securities or the other transactions contemplated herein or in the Deposit Agreement, except such as have been obtained under the Securities Act and such as may be required under (i) the blue sky laws of any jurisdiction in which the Securities are offered and sold in the manner contemplated herein and in the Disclosure Package and the Prospectus; (ii) the K-SRS filed by the Company with the FSC dated [●], 2026, as amended, which reflected the final terms of the offering of the Underlying Shares represented by the Securities pursuant to the FSCMA; (iii) the K-Prospectus filed by the Company with the FSC dated [●], 2026, as amended, which reflected the final terms of the offering of the Underlying Shares represented by the Securities pursuant to the FSCMA; (iv) the report filed by the Company with the Ministry of Finance and Economy of Korea (the “MOFE”) via the designated foreign exchange bank of the Company in respect of the issuance of the Securities, which was accepted by the MOFE on [●], 2026, and is in full force and effect pursuant to the Foreign Exchange Transaction Act of Korea and the enforcement decree and regulations thereunder (collectively, “FETR”); (v) the notification to the MOFE which is required to be made immediately upon receipt of the proceeds from the sale of the Securities as described in the Registration Statement pursuant to the FETR; (vi) the completion report to be submitted to the FSC with respect to the K-SRS immediately upon the completion of the issuance and sale of the Securities pursuant to the FSCMA; (vii) the notifications, as amended, to the Korea Exchange and the FSC of a resolution of the Company’s board of directors authorizing (a) the issuance of the Underlying Shares, (b) the issuance of the Securities and (c) the listing of the Securities on the Nasdaq Global Select Market (the “Nasdaq”), which have been made in full force and effect pursuant to the FSCMA and the KOSPI Market Public Disclosure Rule of the Korea Exchange; (viii) the notification to the Korea Exchange and the FSC of the listing of the Securities on the Nasdaq to be made immediately after the completion of such listing pursuant to the FSCMA and the KOSPI Market Public Disclosure Rule of the Korea Exchange; (ix) the electronic registration of the issuance of the Underlying Shares with the electronic registers managed by the Korea Securities Depository (the “KSD”) and the relevant account management institution respectively pursuant to the Act on Electronic Registration of Stocks and Bonds of Korea; (x) the registration of the issuance of the Common Shares within two (2) weeks from the issuance date of the Common Shares with the registry offices of the competent Korean courts having jurisdiction over the Company pursuant to the Korea Commercial Code; and (xi) the additional listing of the Underlying Shares on the KOSPI Market of the Korea Exchange pursuant to the KOSPI Market Listing Rule of the Korea Exchange.

(p) Neither the issue and sale of the Securities nor the consummation of any of the transactions herein contemplated nor the fulfillment of the terms hereof or of the Deposit Agreement will conflict with, result in a breach or violation of any of the terms and provisions of, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to: (i) the articles of incorporation or by-laws (if any) or similar organizational documents of the Company or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject; or (iii) with respect to the Company and its Significant Subsidiaries only, any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Significant Subsidiaries (including, without limitation, the Monopoly Regulation and Fair Trade Act of Korea and Competition Law) of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Significant Subsidiaries or any of its or their properties (including, without limitation, the Korean Fair Trade Commission, the MOFE and the FSC) except, in the cases of clauses (ii) and (iii), for any such violations or defaults that would not have, singly or in the aggregate, a Material Adverse Effect.

(q) No person has been granted any rights to the registration of any securities of the Company owned or to be owned by such person under the Registration Statement.

(r) The consolidated historical financial statements and the related notes thereto included in the Preliminary Prospectus, the Prospectus and the Registration Statement comply as to form in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated and have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) applied on a consistent basis throughout the periods involved (except as may be otherwise noted therein); the summary financial data set forth under the caption “Summary Financial and Other Information” in the Preliminary Prospectus, the Prospectus and the Registration Statement fairly present, on the basis stated in the Preliminary Prospectus, the Prospectus and Registration Statement, the information included therein.

(s) No investigation, action, suit or proceeding by or before any court, regulatory or governmental agency, authority or body or any arbitrator involving the Company or any of its Significant Subsidiaries or its or their directors, officers or property is pending or, to the knowledge of the Company, threatened that: (i) could reasonably be expected, singly or in the aggregate, to have a material adverse effect on the performance of any of this Agreement or the Deposit Agreement or the consummation of any of the transactions contemplated hereby or thereby; or (ii) could reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus.

(t) Each of the Company and the Significant Subsidiaries has good and marketable title to all property and assets as are necessary to the conduct of its operations as presently conducted, free and clear of all liens, encumbrances, security interests or other charges, and all of the leases and subleases under which the Company and the Significant Subsidiaries hold property as lessee or sublessee are in full force and effect, except those that could not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect.

(u) The Company and its Significant Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Significant Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Significant Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no material breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any material incidents under internal review or investigations relating to the same. The Company and its Significant Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(v) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement, the Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(w) KPMG Samjong Accounting Corp., who has certified certain financial statements of the Company and its consolidated subsidiaries and delivered its report with respect to (i) the audited consolidated financial statements (for the years ended December 31, 2025, 2024 and 2023) and (ii) the unaudited interim consolidated financial statements (for the three months ended March 31, 2026 and 2025) of the Company included in the Registration Statement, the Disclosure Package and the Prospectus, is an independent public accountant with respect to the Company within the meaning of applicable published rules and regulations promulgated by the accounting profession in Korea as well as the applicable rules and regulations adopted by the SEC and the Public Company Accounting Oversight Board of the United States and as required by the Securities Act.

(x) There are no transfer taxes or other similar fees or charges required to be paid by the Company or by or on behalf of the Underwriters to Korea or any political subdivision or taxing authority thereof or therein or any other taxing authority in connection with (i) the execution, delivery and performance of this Agreement or the Deposit Agreement, or (ii) the issuance, sale and delivery of the Underlying Shares and the Securities.

(y) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file could not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect), and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith or as could not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect.

(z) No material labor dispute with the employees of the Company or its subsidiaries exists or, to the best of the Company’s knowledge, is imminent.

(aa) The Company and each of its Significant Subsidiaries has in place all insurance policies necessary and customary for the conduct of their businesses as currently operated, and for compliance with all material requirements of law, such policies are in full force and effect, and all premiums with respect thereto have been paid, and no notice of cancellation or termination has been received with respect to any such policy, except, in each case, for failures, cancellations or terminations that would not have, singly or in aggregate, a Material Adverse Effect, and the Company and each of its Significant Subsidiaries has complied in all material respects with the terms and conditions of such policies.

(bb) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.

(cc) No approvals are currently required in Korea in order for the Company to pay dividends or other distributions declared by the Company to the holders of Common Shares. Under current laws and regulations of Korea and any political subdivision thereof, any amount payable with respect to the Common Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company in United States dollars and freely transferred out of Korea, without the necessity of obtaining any governmental authorization in Korea or any political subdivision or taxing authority thereof or therein.

(dd) The Company and each of its Significant Subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such Significant Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect.

(ee) The Company and each of its Significant Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions (including, without limitation, incurrence of indebtedness and of direct and indirect contingent obligations and commitments (whether by guarantee or keep-well, take-or-pay or support arrangements or otherwise)) are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS as issued by the IASB and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in XBRL included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus is in compliance with the SEC’s published rules, regulations and guidelines applicable thereto. The Company and its Significant Subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(ff) The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”); such disclosure controls and procedures are effective.

(gg) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(hh) The Company and each of its Significant Subsidiaries are: (i) in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability under any Environmental Laws, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Significant Subsidiaries have been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(ii) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection thereunder, including Section 402 relating to loans.

(jj) None of the Company nor any of its subsidiaries nor any of its or their directors or officers nor, to the knowledge of the Company, agents or employees of the Company or any of its subsidiaries is taking or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended or the U.K. Bribery Act 2010, as amended or similar law of any other relevant jurisdiction and neither the Company nor, to the knowledge of the Company, any of its subsidiaries or any director, officer or employee of the Company or any of its subsidiaries is taking or has taken any action, directly or indirectly, that could result in a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or the U.K. Bribery Act 2010 or similar law of any other relevant jurisdiction; prohibition of noncompliance therewith is covered by the codes of conduct or other policies and procedures instituted, maintained and enforced by the Company and its subsidiaries.

(kk) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ll) Neither the Company nor any of its subsidiaries nor any of its or their directors or officers nor, to the knowledge of the Company, agents or employees of the Company or any of its subsidiaries or any person acting on any of their behalf is a person that, or is 50% or more owned or otherwise controlled by a person that, (i) is currently subject to or target of any Sanctions (as defined below) or listed on any Sanction List (as defined below), (ii) has received notice of or is aware of any claim, action, suit, proceeding or investigation against it with respect to Sanctions or (iii) will (and shall permit or authorize any other person to), directly or indirectly, use the proceeds of this offering, or lend, make payments of, contribute or otherwise make available all or any part of such proceeds of any Securities or other transactions contemplated by this Agreement to any subsidiary, joint venture partner or other person to fund or facilitate any trade, business or activities involving any person subject to Sanctions or located in Sanctioned Countries (as defined below) or in any manner that will result in a violation of any economic sanctions imposed by the United States (including any administered, imposed or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, the United Kingdom, the Hong Kong Monetary Authority or any other relevant sanctions authority (collectively, the “Sanctions Authorities”) (including sanctions administered or controlled by His Majesty’s Treasury) (collectively, “Sanctions” and such persons, “Sanctioned Persons”), or could result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise); “Sanction List” means the “Specially Designated Nationals and Blocked Persons”, “Consolidated Sanctions” and “Sanctions Programs and Country Information” lists maintained by OFAC, the Consolidated List of Financial Sanctions Targets and the Investment Ban List maintained by His Majesty’s Treasury, or any similar list maintained by, or public announcement of Sanctions designation made by, any of the Sanctions Authorities.

(mm) Neither the Company nor any of its subsidiaries nor any of its or their directors or officers nor, to the knowledge of the Company, agents or employees of the Company or any of its subsidiaries or any person acting on any of their behalf, is a person that is, or is 50% or more owned or otherwise controlled by a person that is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings, trade, business or other activities with that country or territory (including without limitation, Cuba, Iran, North Korea, the Crimea and non-government controlled region of Ukraine, Donetsk, Luhansk, Kherson, and Zaporizhzhia regions of Ukraine, and prior to July 1, 2025, Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”).

(nn) (i) Neither the Company nor any of its subsidiaries has directly engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, since April 24, 2019, (ii) nor does the Company or any of its subsidiaries have any plans to increase its direct dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries.

(oo) The subsidiaries listed on Annex A attached hereto are the only Significant Subsidiaries.

(pp) Except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus and except for rights of third parties, infringement of patents and actions, suits, proceedings and claims that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) to the Company’s knowledge, there is no infringement by third parties of any patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property of the Company and its subsidiaries (collectively, the “Intellectual Property”); (ii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or its subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; or (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.

(qq) Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Korea.

(rr) There are no outstanding guarantees or contingent payment obligations of the Company nor any Significant Subsidiary in respect of indebtedness of third parties, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus, or such guarantees and obligations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Company or its Significant Subsidiaries is in compliance with all of its obligations under any outstanding guarantees or contingent payment obligations in all material respects.

(ss) Except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus, since the date of the most recent financial statements included in the Registration Statement or the Prospectus (or any supplement thereto), there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), prospects, earnings, business, properties or results of operations of the Company, or of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business.

(tt) The Company is a “foreign private issuer” (as defined in Rule 3b-4(c) under the Exchange Act).

(uu) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(vv) Based on the Company’s financial statements and the Company’s current expectations regarding the value and nature of its income, assets and activities, and the market value of its equity, the Company does not expect to be a “passive foreign investment company” as defined in Section 1297 of the Internal Revenue Code and the regulations promulgated thereunder, for its current taxable year or in the foreseeable future.

(ww) The Company has the power to submit, and pursuant to Section 14 hereof has legally, validly, effectively and irrevocably submitted, to the jurisdiction of any U.S. federal or New York state court located in the City of New York and County of New York and has the power to designate, appoint and empower, and pursuant to Section 14 hereof, has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any U.S. federal or New York state court located in the City of New York and County of New York, and service of process effected in the manner set forth in this Agreement, assuming validity under the laws of the State of New York, will be effective under the laws of Korea to confer valid personal jurisdiction over the Company.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[•] per ADS, the amount of the Securities set forth opposite such Underwriter’s name in SCHEDULE I hereto. As soon as practicable after the Closing Time but no later than the fifth Business Day following the Closing Time, the Company shall pay to the Underwriters a commission equal to $[•] per ADS, to be allocated among the Underwriters in proportion to the amount of Securities set forth opposite their names in SCHEDULE I hereto.

3. Delivery and Payment. (i) Payment for the Securities shall be made at [10:50 AM] (or immediately prior to 11:00 AM), New York City time, on [•], 2026, ([11:50 PM], Seoul time, on [•], 2026 (or immediately prior to 00:00 AM, Seoul time, on [•], 2026)) and (ii) delivery of the Securities shall be made at [•][AM/PM] (or immediately after [•][AM/PM]), New York City time, on [•], 2026, ([•] AM, Seoul time, on [•], 2026 (or immediately after [•] AM, Seoul time, on [•], 2026)) or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date of delivery and payment for the Securities being herein called the “Closing Date” and such time and date of delivery and payment for the Securities being herein called the “Closing Time”). As used herein, “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Seoul, Korea. Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

For the ADSs to be delivered hereunder, the Company shall issue and deposit the requisite number of Underlying Shares with the KSD, as custodian for the Depositary (the “Custodian”), for the account of the Depositary, and the Company shall register such Common Shares on the shareholders’ registry of the Company in the name of the Depositary.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5. Agreements. The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment or supplement to the Registration Statement, the ADR Registration Statement, the Disclosure Package, the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the SEC pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Prospectus and any supplement thereto, shall have been filed (if required) with the SEC pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the SEC, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the SEC or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus and the ADR Prospectus or for any additional information, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement or the ADR Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement, the ADR Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) The Company shall timely file the Prospectus and each Issuer Free Writing Prospectus with the SEC under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and the Company shall comply with all requests by the SEC for additional information to the reasonable satisfaction of the Representatives.

(c) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (“Rule 172”)), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement and the ADR Registration Statement or supplement the Prospectus to comply with the Securities Act or the rules thereunder, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the SEC, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(e) As soon as practicable, the Company will make generally available to its security holders (which may be satisfied by filing with the SEC) and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(f) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement and the ADR Registration Statement, respectively, as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and to each other Underwriter a copy of the Registration Statement and the ADR Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus, the ADR Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(g) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(h) The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Common Shares, ADSs or any securities convertible into, or exercisable, or exchangeable for, Common Shares or ADSs, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of this Agreement, provided, however, that the Company may issue, sell, transfer or otherwise dispose of Common Shares (including in the form of ADSs) pursuant to any employee stock option plan, stock ownership plan, dividend reinvestment plan or equity-based compensation plan of the Company or its subsidiaries existing at the Execution Time and disclosed in the Registration Statement, Disclosure Package and the Prospectus and the Company may issue Common Shares issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time and disclosed in the Registration Statement, Disclosure Package and the Prospectus.

(i) If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 6(m) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of EXHIBIT B hereto through a major news service at least two Business Days before the effective date of the release or waiver.

(j) The Company and its subsidiaries will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(k) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation and filing with the SEC of the Registration Statement, the ADR Registration Statement, each Preliminary Prospectus, the Prospectus, the ADR Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them (including financial statements and exhibits thereto); (ii) the registration of the Securities under the Exchange Act and the listing of the Securities on the Nasdaq; (iii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (other than the initial filing fee of $650 paid by the Representatives); (iv) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (v) any stamp or transfer taxes in connection with the issuance, sale or delivery of the Securities and the Underlying Shares; and (vi) the costs incident to the preparation and filing with the FSC of the K-SRS in accordance with the laws of Korea.

(l) The Underwriters agree to pay the costs and expenses relating to the following matters: (i) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the ADR Registration Statement, each Preliminary Prospectus, the Prospectus, the ADR Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (ii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities (except for any stamp or transfer taxes in connection with the issuance, sale or delivery of the Securities and the Underlying Shares); (iii) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (iv) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (v) the initial FINRA filing fee of $650; (vi) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (vii) the fees and expenses of counsel (including local and special counsel) for the Underwriters; (viii) the expenses related to the listing ceremony and other listing day events; and (ix) all of the costs and expenses incident to the performance of the obligations of the Underwriters under this Agreement, including intraday funding costs for settlement.

(m) The Company will use its reasonable best efforts to effect and maintain the listing of its (i) ADRs on the Nasdaq and (ii) Underlying Shares on the Korea Exchange.

(n) Prior to the Closing Time, the Company will deposit Underlying Shares with the Depositary (or any custodian therefor) in accordance with the provisions of the Deposit Agreement and otherwise comply with the Deposit Agreement so that ADSs, and, if applicable, ADRs evidencing such ADSs, will be executed (and, if applicable, countersigned), and will be issued by the Depositary against receipt of such Underlying Shares and delivered to the Underwriters at the Closing Time.

(o) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the SEC or retained by the Company under Rule 433 under the Securities Act (“Rule 433”).

(p) The Company will apply the net proceeds from the sale of the Securities as described in each of the Registration Statement, the Disclosure Package and the Prospectus under the heading “Use of Proceeds”.

(q) The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the SEC in accordance with Rule 433 under the Securities Act.

(r) (i) The Company will indemnify and hold the Underwriters harmless against any documentary, stamp or similar issuance or transfer taxes, capital gains, income, withholding or other taxes (other than Korean tax payable by reason of the fact that, (i) for the Underwriters incorporated in Korea, their income generally is subject to tax in Korea, or (ii) for the other Underwriters, they have a permanent establishment in Korea to which the relevant Korean source income is attributable), duties or fees and any transaction levies, commissions or brokerage charges, including any interest and penalties, payable in Korea, which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Securities to be sold by the Company in the manner contemplated under this Agreement and the execution and delivery of this Agreement. All payments to be made by the Company to the Underwriters hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, unless otherwise prohibited by law, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made. Additionally, if the Company has to deduct or withhold such taxes, duties or charges, then the Company will produce a copy of the receipt to the Underwriters.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) shall have been filed with the SEC within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) No order suspending the effectiveness of the K-SRS or the K-Prospectus shall be in effect, and no proceeding for such purpose pursuant to the laws of Korea shall be pending before or, to the Company’s knowledge, threatened by the FSC and all requests by the FSC for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(c) The Company shall have requested and caused Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel for the Company and Shin & Kim LLC, Korean counsel for the Company, to have furnished to the Representatives such opinion or opinions and negative assurances letters, dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives.

(d) The Representatives shall have received from Paul Hastings LLP, U.S. counsel for the Underwriters, Kim & Chang, Korean counsel for the Underwriters, and Patterson Belknap Webb & Tyler LLP, U.S. counsel for the Depositary, such opinion or opinions and negative assurances letters, dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives.

(e) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Executive Officer, the Chief Financial Officer or the Head of Financial Management of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the ADR Registration Statement, the Disclosure Package, the Prospectus and the ADR Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date, as applicable, with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(f) The Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect. The Depositary shall have delivered to the Company certificates reasonably satisfactory to the Underwriters evidencing the deposit with the Depositary or its nominee of the Underlying Shares being so deposited against issuance of ADRs evidencing the ADSs to be delivered by the Company at the Closing Date, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such ADSs pursuant to the Deposit Agreement.

(g) The Company shall have requested and caused KPMG Samjong Accounting Corp. to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives; provided, that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date. References to the Prospectus in this paragraph (g) include any supplement thereto at the date of the letter.

(h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement and the ADR Registration Statement, as amended or supplemented prior to the Execution Time, and the Prospectus, as amended or supplemented prior to the Execution Time, there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus, as amended or supplemented prior to the Execution Time, the effect of which is, in the judgment of the Representatives, after consultation with the Company to the extent practicable, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement and ADR Registration Statement, as amended or supplemented prior to the Execution Time, the Disclosure Package and the Prospectus, as amended or supplemented prior to the Execution Time.

(i) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(j) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(k) The Securities shall have been listed and admitted and authorized for trading on the Nasdaq, and satisfactory evidence of such actions shall have been provided to the Representatives.

(l) FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(m) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of EXHIBIT A hereto from SK square Co., Ltd. and each officer and director of the Company identified in such EXHIBIT A addressed to the Representatives.

(n) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any U.S. federal or state or Korean governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any U.S. federal or state or Korean court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Paul Hastings LLP, counsel for the Underwriters, at 33rd Floor, West Tower, Mirae Asset Center1, 26 Eulji-ro 5-gil, Jung-gu, Seoul 04539, Korea, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all documented expenses (including reasonable fees and disbursements of counsel) that shall have been actually incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other U.S. Federal, state or foreign statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the ADR Registration Statement (as amended, if applicable) on the Effective Date or in any amendment thereof as of such dates, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Prospectus or the ADR Prospectus, as amended or supplemented, if applicable, as of such dates, any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, as of such dates, or any Written Testing-the-Waters Communication, as amended or supplemented, if applicable, as of such dates, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information as defined in subsection (b) below. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that (i) the statements regarding delivery of the Securities set forth in the last paragraph of the cover page and under the heading “The Offering—Payment and settlement”, (ii) the list of Underwriters and their respective participation in the sale of the Securities under the heading “Underwriting”, (iii) the sentence related to concessions and reallowances in the first paragraph under the heading “Underwriting—Commissions” and (iv) the statements set forth under the heading “Underwriting—Price Stabilization, Short Positions and Penalty Bids” in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus (the “Underwriter Information”).

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in SCHEDULE I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in SCHEDULE I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s securities on the Korea Exchange shall have been suspended or trading in securities generally on the Korea Exchange, the Nasdaq or the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchanges, (ii) a banking moratorium shall have been declared by U.S. Federal, New York State or Korean authorities, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States or Korea of a national emergency or war, or other calamity or crisis, the effect of which on financial markets is such as to make it, in the judgment of the Representatives, after consultation with the Company to the extent practicable, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered, telefaxed or emailed to: (i)BofA Securities, Inc. at BofA Securities, Inc., One Bryant Park, New York, NY 10036, U.S.A., Attention: Syndicate Department, Email: dg.ecm_execution_services@bofa.com ; (ii) Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York 10013, U.S.A., Attention: General Counsel, facsimile number: +1 (646) 291-1469; (iii) Goldman Sachs (Asia) L.L.C. at Goldman Sachs (Asia) L.L.C., 68th Floor, Cheung Kong Center, 2 Queens Road, Central, Hong Kong, Attention: [•], facsimile number: [•], Email: [•]; and (iv) J.P. Morgan Securities LLC at J.P. Morgan Securities LLC, 270 Park Ave, New York, NY 10017, U.S.A., Attention: [•], facsimile number: [•], Email: [•]; or, if sent to SK hynix Inc., will be mailed, delivered, telefaxed or emailed to SK hynix Inc., SK U-Tower, 9, Seongnam-daero 343 beon-gil, Bundang-gu, Seongnam-si, Gyeonggi-do 13558, Korea, Attention: Jaehan Park, Email: jaehan4.park@sk.com.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents, affiliates and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. Jurisdiction. The Company agrees that any suit, action or proceeding against the Company brought by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company hereby appoints SK hynix America Inc. as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any State or U.S. federal court in The City of New York and County of New York, by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in Korea.

15. Judgment Currency. The Company agrees to indemnify each Underwriter against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such Underwriter is able to purchase U.S. dollars with the amount of the judgment currency actually received by the Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

16. Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) Korea, the European Union or any political subdivision thereof, (ii) the United States or the State of New York, or (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to itself or its property and assets or this Agreement, each of the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

17. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 17, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

18. No Fiduciary Duty. The Company hereby acknowledges that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (ii) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (iii) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

19. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

20. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

21. Waiver of Jury Trial. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

23. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

SK hynix Inc.

By:
Name:
Title:

The foregoing Agreement is hereby

confirmed and accepted as of the date

first above written.

By: BofA Securities, Inc.

By:	___________________________
Name:
Title:

By: Citigroup Global Markets Inc.

By:	___________________________
Name:
Title:

By: Goldman Sachs (Asia) L.L.C.
(Incorporated in Delaware, U.S.A. with limited liability)

By:	___________________________
Name:
Title:

By: J.P. Morgan Securities LLC

By:	___________________________
Name:
Title:

For themselves and the other several

Underwriters named in Schedule I to

the foregoing Agreement.

ANNEX A

Significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X

•	None

A-1

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased
BofA Securities, Inc.
Citigroup Global Markets Inc.
Goldman Sachs (Asia) L.L.C.
J.P. Morgan Securities LLC
Cantor Fitzgerald & Co.
Mizuho Securities USA LLC
Needham & Company, LLC
Nomura Securities International, Inc.
RBC Capital Markets, LLC
Rosenblatt Securities Inc.
Stifel, Nicolaus & Company, Incorporated
Wedbush Securities Inc.
William Blair & Company, L.L.C.
WR Securities, LLC

Total

SI-1

SCHEDULE II

Schedule of Free Writing Prospectuses included in the Disclosure Package

•	None

SII-1

SCHEDULE III

Schedule of Written Testing-the-Waters Communication

•	Investor Presentation first used on May 25, 2026

SIII-1

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

[●], 2026

Citigroup Global Markets Inc.

BofA Securities, Inc.

Goldman Sachs (Asia) L.L.C.

J.P. Morgan Securities LLC

As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

United States

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

United States

Goldman Sachs (Asia) L.L.C.

68th Floor, Cheung Kong Center

2 Queens Road, Central

Hong Kong

J.P. Morgan Securities LLC

270 Park Ave, New York

NY 10017

United States

Re:	Proposed Public Offering by SK hynix Inc.

Ladies and Gentlemen:

Underwriting Agreement (as defined below) (the “Underwriters”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) with SK hynix Inc. (the “Company”), providing for the public offering of shares of the Company’s common shares, with ~~W~~5,000 par value (the “Common Shares”), issued by the Company in the form of American Depositary Shares (“ADSs”) (the “Public Offering”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

EX A-1

In consideration of the Underwriters’ agreement to purchase and make the Public Offering, and for the other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date of the Underwriting Agreement and ending on the date that is 90 days from the date of the Underwriting Agreement (the “Restricted Period”), the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of any Common Shares, ADSs, any securities convertible into, or exercisable or exchangeable for, or repayable with, Common Shares or ADSs, or any Common Shares, including ADSs, owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition (collectively, the “Lock-Up Securities”), (ii) request or demand that the Company files or makes a confidential submission of a registration statement related to any Lock-Up Securities, (iii) enter into any swap or any other agreement that transfers, in whole or in part, the economic consequence of ownership of Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Shares or ADSs or other securities, in cash or otherwise, or (iv) publicly disclose the intention to do any of the actions described in clauses (i), (ii) and/or (iii) above.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may:

(a)	transfer the undersigned’s Lock-Up Securities:

(i)	as a bona fide gift or gifts, or for bona fide estate planning purposes;

(ii)	upon death or by will, testamentary document or intestacy;

(iii)

to any member of the undersigned’s immediate family (as defined below) or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this letter agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(iv)

to a corporation, partnership, limited liability company or other entity of which the undersigned and/or the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(v)	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above;

(vi)	as a distribution to limited partners or stockholders of the undersigned;

(vii)

if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to the undersigned’s affiliates or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to members, shareholders, partners or other equityholders of the undersigned, or to the estate of any such members, shareholders, partners or equityholders;

EX A-2

(viii)

by operation of law, such as pursuant to the rules of descent and distribution or pursuant to a qualified domestic order, or in connection with a divorce settlement, divorce decree, or separation agreement; or

(ix)	[acquired in open market transactions after the closing date for the Public Offering;]

(x)

to the Company in connection with the vesting, settlement, or exercise of restricted share units, options, warrants or other rights to purchase Common Shares (including, in each case, by way of “net” or “cashless” exercise) that are scheduled to expire or automatically vest during the Restricted Period, including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted share units, options, warrants or rights, provided that any such Common Shares received upon such exercise, vesting or settlement shall be subject to the terms of this letter agreement, and provided further that any such restricted share units, options, warrants or rights are held by the undersigned pursuant to an agreement or equity awards granted under a share incentive plan or other equity award plan, each such agreement or plan which is described in the Registration Statement, the Disclosure Package and the Prospectus; or

(xi)

pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company or the majority of voting power of the Company’s share capital and made to all holders of the Company’s share capital involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that all of the undersigned’s Lock-Up Securities subject to this letter agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this letter agreement; and provided, further, that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this letter agreement;

EX A-3

provided that (A) in the case of any transfer or distribution pursuant to clause (a)(i), (ii),(iii), (iv), (v), (vi) and (vii), such transfer shall not involve a disposition for value, (B) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi), (vii) and (viii), each donee, devisee, transferee or distributee shall agree in writing to be bound by the restrictions set forth herein, (C) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi)[,][ and] (vii) [and (ix)] , no filing by any party (donor, donee, devisee, transferor, transferee, distributor or distributee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Financial Investment Services and Capital Markets Act (자본시장과 금융투자업에 관한 법률) (the “Korean Securities Laws”), the rules of the Financial Services Commission (the “FSC”) or the KRX KOSPI Market of the Korea Exchange (the “KRX KOSPI Market”) or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution during the Restricted Period, and (D) in the case of any transfer or distribution pursuant to clauses (a)(viii), [(ix)] and (x) it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made during the Restricted Period and if any filing under Section 16(a) of the Exchange Act, the Korean Securities Laws or other public filing, report or announcement reporting a reduction in beneficial ownership of Common Shares in connection with such transfer or distribution shall be legally required during the Restricted Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer;

(b)

as “covering sales” in the market for payment of any taxes due in connection with the vesting of any restricted share units or other equity awards pursuant to plans described in the Registration Statement, the Disclosure Package and the Prospectus; and

(c)

exercise outstanding options, settle restricted share units or other equity awards or exercise warrants pursuant to plans described in the Registration Statement, the Disclosure Package and the Prospectus; provided that any Lock-Up Securities received upon such exercise, vesting or settlement shall be subject to the terms of this letter agreement.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed ADSs the undersigned may purchase in the offering.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of ADSs, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter agreement to the extent and for the duration that such terms remain in effect at the time of the transfer. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

EX A-4

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the ADSs and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Public Offering, the Representatives and the other underwriters are not making a recommendation to you to enter into this letter agreement, and nothing set forth in such disclosures is intended to suggest that the Representatives or any underwriter is making such a recommendation.

This letter agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

This letter agreement and any claim, controversy or dispute arising under or related to this letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date, the agreement set forth above shall likewise be terminated.

[Signature Page Follows]

EX A-5

Yours very truly,

By:
Name:
Title:

EX A-6

List of shareholders, directors and officers of the Company executing Lock-up Agreements

•	SK square Co., Ltd.

•	Nohjung Kwak

•	Seon Yong Cha

•	Deog Kyoon Jeong

•	Zeong Won Kim

•	Donghoon Yang

•	Hyun Chul Sohn

•	Seung Beom Koh

•	Gahng Gook Choi

•	Ju Seon Kim

•	Hyunjong Song

•	Hyun Ahn

•	Sangrak Lee

•	Jong Hwan Kim

•	Woo Pyo Jeong

•	Chun Sung Kim

•	Byoungki Lee

•	Jaesoon Kwon

•	Woojin Choi

•	Choonhwan Kim

•	Donggyu Kim

•	Woo Hyun Kim

•	Youjong Kang

•	Jin Soo Kang

•	Bogun Jin

•	Jung San Choi

•	Seungyong Doh

•	Sunggon Jin

•	Dong Hui Son

•	Hyung Mo Yang

•	Seonghwan Park

EX A-7

EXHIBIT B

[Form of Press Release]

[name of issuer]

[insert date]

SK hynix Inc. (the “Company”) announced today that the lead book-running managers in the Company’s recent sale of [•] common shares of the Company, par value KRW 5,000 per share in the form of American Depositary Shares, is [waiving] [releasing] a lock-up restriction with respect to [•] common shares of the Company held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [•], 20__, and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

EX B-1

[Form of Waiver of Lock-up]	ADDENDUM

SK hynix Inc.

Offering of Common Shares in the form of American Depositary Shares

[•], 20__

[name and address of officer or director requesting waiver]

Dear Mr./Ms. [insert name]:

This letter is being delivered to you in connection with the offering by SK hynix Inc. (the “Company”) of [•] common shares of the Company, par value KRW 5,000 per share in the form of American Depositary Shares, and the lock-up letter dated [•], 20__ (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [•], 20__, with respect to [•] common shares of the Company (the “Shares”).

All of the undersigned hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective [•], 20__; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

BofA Securities, Inc.

By:
Name:
Title:

Citigroup Global Markets Inc.

By:
Name:
Title:

ADD-1

Goldman Sachs (Asia) L.L.C.
(Incorporated in Delaware, U.S.A. with limited liability)

By:
Name:
Title:

J.P. Morgan Securities LLC

By:
Name:
Title:

cc: SK hynix Inc.

ADD-2